UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 24, 2015, 99 Cents Only Stores LLC (the “Company”), Number Holdings, Inc., the direct parent of the Company (“Parent”), the subsidiaries of the Company party thereto, Royal Bank of Canada, as administrative agent, and the other lenders party thereto entered into Amendment No. 3 to the ABL Credit Agreement (the “Amendment”), amending the Company’s $175 million Credit Agreement, dated as of January 13, 2012 (as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of April 4, 2012 and Amendment No. 2 to the ABL Credit Agreement, dated as of October 8, 2013, the “Credit Agreement”).  The Amendment provides for an increase in the commitments under the Credit Agreement by $10,000,000, resulting in an aggregate facility size of $185,000,000.  The additional commitments implemented pursuant to the Amendment have terms identical to the existing commitments under the Credit Agreement, including as to interest rate and other pricing terms.

In addition, the Amendment (a) modifies certain springing covenants triggered by reference to excess availability under the Credit Agreement so that, from August 24, 2015 to April 30, 2016, the occurrence of any such excess availability trigger is determined solely by reference to the available borrowing base under the Credit Agreement rather than by reference to the lesser of the available borrowing base and the available aggregate commitments under the Credit Agreement, (b) increases the inventory advance rate during such period for purposes of calculating the borrowing base from 90% to 92.5%, (c) provides for certain additional inspection rights by the administrative agent if there is a material increase in the amount of inventory that is not eligible inventory for purposes of the borrowing base and (d) provides for certain additional technical waivers and amendments in order to effect the foregoing.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and by this reference incorporated herein.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;    Compensatory Arrangements of Certain Officers.

On August 24, 2015, Michael Fung, the Interim Chief Financial Officer and Treasurer of the Company and Parent, entered into a consulting agreement with the Company and Parent, which agreement is effective as of June 23, 2015.  The consulting agreement has an initial term of 180 days with automatic 30 day extensions.  The term of the consulting agreement will end if either party gives notice of non-extension or 30 days after the Company hires a permanent Chief Financial Officer.  Mr. Fung will be entitled to receive a monthly consulting fee of $50,000 per month during the term of the consulting agreement.  In addition, Mr. Fung is eligible to receive a fee premium, payable after the end of the consulting arrangement, for each month during the term of the consulting agreement of up to 100% of the monthly consulting fee.  The fee premium is payable for achieving certain benchmarks determined by the board of directors of Parent.  If Mr. Fung’s consulting services are terminated by the Company for any reason other than for cause (as defined in the consulting agreement), death or disability (as defined in the consulting agreement) or by Mr. Fung due to material breach of the consulting agreement by the Company or Parent, Mr. Fung will receive: (i) the monthly consulting fees for the remainder of the term and (ii) the earned fee premium, if any.  Additionally, Mr. Fung is entitled to reimbursement of his reasonable out-of-pocket expenses in connection with his temporary residence in Los Angeles, including round trip airfare for Mr. Fung to Los Angeles and rental of a furnished apartment (up to a maximum of $5,000 per month) and an automobile (up to a maximum of $1,500 per month).

The foregoing description of the consulting agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the consulting agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and by this reference incorporated herein.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Amendment No. 3 to the ABL Credit Agreement, dated August 24, 2015, among the Company, Number Holdings, Inc., each other Loan Party party thereto, each Lender party thereto and Royal Bank of Canada, as administrative agent

10.2	Consulting Agreement, dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: August 25, 2015	By:	/s/ Andrew Giancamilli
Andrew Giancamilli
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 3 to the ABL Credit Agreement, dated August 24, 2015, among the Company, Number Holdings, Inc., each other Loan Party party thereto, each Lender party thereto and Royal Bank of Canada, as administrative agent

10.2	Consulting Agreement, dated August 24, 2015